UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2013

Greenway Medical Technologies, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-35413	58-2412516
(State or Other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Greenway Boulevard Carrollton, GA 30117
(Address of principal executive offices, including zip code) (770) 836-3100 Registrant’s telephone number, including area code N/A (Former name of registrant, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, Greenway Medical Technologies, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger on September 23, 2013 (the “Merger Agreement”) with VCG Holdings, LLC, a Delaware limited liability company (“Parent”), and Crestview Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are beneficially owned by affiliates of Vista Equity Partners Fund IV, L.P. (“Vista”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub commenced a tender offer (the “Offer”) on October 4, 2013 to acquire all of the outstanding shares of common stock, $0.0001 par value per share, of the Company (“Company Common Stock”) at a purchase price of $20.35 per share, without interest, net to the holder in cash (the “Offer Price”), subject to any required withholding of taxes.

On November 4, 2013, Merger Sub became the owner of more than 90% of the Company Common Stock, and in accordance with the Merger Agreement and as permitted by applicable law, Merger Sub merged with and into the Company (the “Merger”). At the effective time of the Merger (the “Effective Time”), (i) the Company was the surviving corporation in the Merger and now is a wholly-owned direct subsidiary of Parent and (ii) each outstanding share of Company Common Stock not validly tendered, accepted for payment and paid for pursuant to the Offer (other than shares of Company Common Stock owned by the Company (including treasury shares), Parent or Merger Sub, any wholly-owned subsidiary of the Company or Parent, or by stockholders of the Company who have properly exercised and perfected their demand for appraisal rights pursuant to Section 262 of the Delaware General Corporation Law and, as of the Effective Time, have neither withdrawn nor lost their rights to appraisal) was converted into the right to receive the Offer Price, net to the holder thereof in cash without interest thereon and less any required withholding taxes. Following the Effective Time, the shares of Company Common Stock will be delisted from the New York Stock Exchange (“NYSE”), and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company will no longer file periodic reports with the Securities and Exchange Commission on account of the outstanding shares of Company Common Stock.

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2013, Vitera Healthcare Solutions, LLC, as borrower (“Borrower”), and Lightning Acquisition, LLC, as a guarantor (“Guarantor”), entered into the (i) First Lien Credit Agreement, dated as of November 4, 2013 (the “New First Lien Credit Agreement”), with the lenders party thereto from time to time, the guarantors party thereto from time to time, and Jefferies Finance LLC, as administrative agent, collateral agent, issuing bank and swing line lender and (ii) Second Lien Credit Agreement, dated as of November 4, 2013 (the “New Second Lien Credit Agreement”), with the lenders party thereto from time to time, the guarantors party thereto from time to time, and Jefferies Finance LLC, as administrative agent and collateral agent. The New First Lien Credit Agreement provides for (i) a $360 million senior secured first lien term loan facility with a term of seven (7) years (which we refer to as the “First Lien Term Loan Facility”) and (ii) a $30 million first lien senior secured revolving credit facility with a term of five (5) years (which we refer to as the “Revolving Credit Facility” and together with the First Lien Term Loan Facility, the “First Lien Credit Facility”). The New Second Lien Credit Agreement provides for a $180 million senior secured second lien term loan facility with a term of eight (8) years (which we refer to as the “Second Lien Credit Facility” and together with the First Lien Credit Facility, each a “Credit Facility” and, collectively, the “Credit Facilities”).

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Roles. Jefferies and BMO Capital Markets Corp. (“BMO Capital Markets”) have been appointed as joint lead arrangers and joint book-running managers for the Credit Facilities. Jefferies has been appointed as administrative agent for the First Lien Credit Facility and for the Second Lien Credit Facility.

Interest Rate. Loans under the Credit Facilities bear interest, at Borrower’s option, at a rate equal to the adjusted Eurodollar rate or an alternate base rate, in each case, plus a spread.

As of the closing date, at Borrower’s election, the interest rate per annum applicable to loans under the Credit Facilities will be based on a fluctuating rate of interest determined by reference to either (i) a base rate determined by reference to the higher of (a)(1) the “U.S. Prime Lending Rate” as published in The Wall Street Journal, (2) the federal funds effective rate plus 0.50% and (3) (x) a Eurodollar rate applicable for an interest period of one month, plus (y) 1.00%, in each case, plus (b) an applicable margin, or (ii) a Eurodollar rate determined by reference to LIBOR, adjusted for statutory reserve requirements, subject to a floor of 1.00%, plus an applicable margin. As of the closing date, loans under the New First Lien Credit Facilities have applicable margins equal to a range from 3.75% to 4.00%, in the case of base rate loans, and a range from 4.75% to 5.00%, in the case of Eurodollar rate loans, and loans under the New Second Lien Credit Facility have applicable margins equal to 7.25%, in the case of base rate loans, and 8.25%, in the case of Eurodollar rate loans.

Prepayments and Amortization. Borrower will be permitted to make voluntary prepayments with respect to the Revolving Credit Facility at any time, without premium or penalty (other than LIBOR breakage costs, if applicable). Borrower will be permitted to make voluntary prepayments with respect to the First Lien Term Loan Facility and Second Lien Credit Facility at any time, subject to the following prepayment premiums, and, if applicable, any LIBOR breakage costs: (i) with respect to the First Lien Term Loan Facility, in an amount equal to 1.00% of the amount prepaid prior to the date that is six (6) months from the closing date of the Credit Facilities solely to the extent such prepayment is in connection with a refinancing that reduces the effective yield of the debt which refinancing is not in connection with an acquisition-related financing, an initial public offering, or a change of control, and (ii) with respect to the Second Lien Credit Facility, in an amount equal to (a) 2.00% of the amount repaid on or prior to the date that is one (1) year from the closing date of the Credit Facilities and (b) 1.00% of the amount repaid after the date that is one (1) year from the closing date of the Credit Facilities but on or prior to the date that is two (2) years from the closing date of the Credit Facilities. The first lien term loans under the Credit Facilities will amortize 1% per annum in equal quarterly installments with the balance payable at the final maturity date. The entire principal amount of the loans under the Second Lien Credit Facility is payable at the final maturity date.

Financial Covenant. Each of the Credit Facilities includes a maximum total net funded leverage, subject to certain covenant levels as set forth in the Credit Facilities.

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Guarantors. All obligations under the Credit Facilities are guaranteed by Guarantor, each existing and future direct and indirect, domestic subsidiary of Borrower and certain of its affiliates, including the Company, subject to certain limitations.

Security. The obligations of Borrower and the guarantors under the Credit Facilities and under any interest rate protection or other hedging arrangements entered into with any lender party (or any affiliates of the foregoing), will be secured, subject to permitted liens and other agreed upon exceptions by a security interest in all of Borrower’s and each guarantor’s existing or after-acquired personal property, including all of the capital stock of Borrower and all of the capital stock in first-tier, wholly-owned restricted subsidiaries directly held by Borrower or any guarantor (limited, in the case of first-tier foreign subsidiaries, to 100% of the non-voting equity interests (if any) and 65% of the voting equity interests of such subsidiaries), subject to customary exceptions.

Other Terms. The Credit Facilities contain customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens, investments, mergers and consolidations, sales of assets, dividends and other distributions, transactions with affiliates, prepayments of other indebtedness, modifying the organizational documents, changing lines of business, having Guarantor conduct activities other than those that are typical for a holding company, changing the fiscal year, negative pledges and burdensome agreements, sale-lease back transactions, certain restrictions on subsidiaries, and anti-terrorism law, anti-money laundering and embargoed or sanctioned persons. The representations and warranties and affirmative and negative covenants in the New Second Lien Credit Agreement are substantially similar to the New First Lien Credit Agreement, with customary cushions and setbacks.

The Credit Facilities contain customary events of default, including, without limitation, nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; violation of the other covenants set forth in the New First Lien Credit Agreement or the New Second Lien Credit Agreement, as applicable; with respect to the New First Lien Credit Agreement, cross-default to material indebtedness, and with respect to the New Second Lien Credit Agreement, a cross-payment default to certain indebtedness under the New First Lien Credit Agreement and cross-acceleration to material indebtedness; bankruptcy events; certain ERISA events; material unsatisfied judgments; ineffectiveness or invalidity of any lien on a material portion of the collateral under the security documents; actual or asserted invalidity of any loan document; non-perfection of the security interest on a material portion of the collateral; change of control; failure to enter into certain amendments to the loan documents required pursuant to the terms of the fee letter; and the equity investors holding term loans in excess of a certain cap. The events of default in the New Second Lien Credit Agreement are substantially similar (except as mentioned above with respect to cross-acceleration as opposed to cross-default to material indebtedness and a cross-payment default to certain indebtedness under the New First Lien Credit Agreement) to the New First Lien Credit Agreement, with customary cushions and setbacks.

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Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub commenced the Offer on October 4, 2013 to acquire the shares of Company Common Stock at a purchase price of $20.35 per share, net to the seller in cash without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 4, 2013, and the related Letter of Transmittal, each as amended or supplemented from time to time.

On November 4, 2013, Parent announced the completion of the Offer following the expiration of the initial Offer period at 12:00 midnight, New York City time, on November 1, 2013. According to Computershare Trust Company, N.A., the depositary for the Offer, 27,288,592 shares of Company Common Stock were validly tendered and not withdrawn (not including 388,302 shares of Company Common Stock tendered pursuant to notice of guaranteed delivery), representing approximately 91.3% of the shares of Company Common Stock outstanding on November 4, 2013. Merger Sub accepted for payment all shares of Company Common Stock that were validly tendered and not withdrawn, and payment for such shares of Company Common Stock was made in accordance with the terms of the Offer.

In connection with the closing of the Merger, the Company notified the NYSE on November 4, 2013 that each share of Company Common Stock (other than shares of Company Common Stock owned by the Company (including treasury shares), Parent or Merger Sub, any wholly owned subsidiary of the Company or Parent, or by stockholders of the Company who have properly exercised and perfected their demand for appraisal rights pursuant to Section 262 of the Delaware General Corporation Law and, as of the Effective Time, have neither withdrawn nor lost their rights to appraisal) was automatically converted into the right to receive $20.35 per Share in cash, without interest and less any required withholding taxes, and requested that the NYSE file with the Securities and Exchange Commission a Notification of Removal from Listing and/or Registration Under Section 12(b) of the Exchange Act on Form 25 to delist and deregister the Company Common Stock under Section 12(b) of the Exchange Act. The Company has requested that the NYSE halt trading of the Company Common Stock on NASDAQ following the close of business on November 4, 2013.

Item 3.03. Material Modification to Rights of Security Holders.

At the Effective Time, each outstanding share of Company Common Stock (other than shares of Company Common Stock owned by the Company (including treasury shares), Parent or Merger Sub, any wholly owned subsidiary of the Company or Parent, or by stockholders of the Company who have properly exercised and perfected their demand for appraisal rights pursuant to Section 262 of the Delaware General Corporation Law and, as of the Effective Time, have neither withdrawn nor lost their rights to appraisal) was converted into the right to receive cash in an amount equal to the Offer Price.

Item 5.01. Changes in Control of Registrant.

As a result of the acceptance of shares of Company Common Stock in the Offer on November 4, 2013, a change of control of the Company occurred. At the Effective Time, the Company became a wholly owned subsidiary of Parent. The disclosure under Item 3.01 of this report is incorporated herein by reference. The total consideration for all of the outstanding shares of Company Common Stock and options in connection with the Offer and the Merger was approximately $644 million. The source of such funds was proceeds from the New Credit Agreements and equity contributions from Vista.

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, all the directors of the Company prior to the Merger voluntarily resigned from the Company’s board of directors effective as of the Effective Time on November 4, 2013. Pursuant to the terms of the Merger Agreement, on November 4, 2013, the board of directors of Merger Sub immediately prior to the Effective Time, which consisted of James Hickey, became the board of directors of the Company following the Merger.

Information about James Hickey is contained in the Offer to Purchase dated October 4, 2013 and filed by Merger Sub as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, originally filed with the SEC on October 4, 2013, as subsequently amended, which information is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s Certificate of Incorporation and Bylaws were amended and restated effective as of the Effective Time so as to read in their entirety as set forth in Exhibits 3.1 and 3.2 hereto, respectively, which are incorporated by reference herein.

Item 8.01. Other Events.

On November 4, 2013, the Company and Vista issued a joint press release announcing the expiration and results of the Offer. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

On November 4, 2013, the Company and Vista issued a joint press release announcing the consummation of the Merger. The press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Greenway Medical Technologies, Inc., dated as of November 4, 2013.

3.2	By-laws of Greenway Medical Technologies, Inc., dated as of November 4, 2013.

99.1	Joint Press Release, dated November 4, 2013.

99.2	Joint Press Release, dated November 4, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 4, 2013	Greenway Medical Technologies, Inc.

	By:	/s/ William G. Esslinger, Jr.
William G. Esslinger, Jr.
Vice President, General Counsel and Secretary